Exhibit 10.29

LANDS’ END, INC.
SIGN-ON
NONQUALIFIED STOCK OPTION AGREEMENT

Name of Grantee:	Jerome S. Griffith	(the “Grantee”)

No. of Nonqualified Stock Options:	294,118
Per Share Exercise Price of Nonqualified Stock Options:	$18.10
Grant Date:	March 6, 2017	(the “Grant Date”)

WHEREAS, the Grantee is currently an employee of Lands’ End, Inc., a Delaware corporation (the “Company”);
WHEREAS, the Company desires to (i) induce the Grantee with an incentive to become and remain an employee of the Company and (ii) increase the Grantee’s interest in the success of the Company by granting nonqualified stock options (the “Options”) covering shares of common stock of the Company to the Grantee; and
WHEREAS, the Company desires to grant the Options, which grant is intended to constitute an employment inducement grant as described in Rule 5635(c)(4) of the NASDAQ Stock Market Listing Rules, pursuant to the terms of this Lands’ End, Inc. Stock Option Agreement (this “Agreement”).
NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
1.Definitions; Incorporation of Plan Terms. The Options, although not granted pursuant to the Lands’ End, Inc. 2014 Stock Plan (As Amended and Restated) (the “Plan”) shall, except as expressly set forth in this Agreement, be subject to the terms and provisions of the Plan, which is incorporated herein by reference. The Grantee hereby acknowledges receipt of a copy of the Plan. All capitalized terms used but not defined herein have the definitions set forth in the Plan. The Company represents that the Options will be covered by an S-8.
2.    Grant of Options. Subject to the provisions of this Agreement and the Plan, the Company hereby grants to the Grantee the Options specified above. Each Option represents the right to purchase one (1) share of the Company’s common stock, par value $0.01 per share (each, a “Share”), at the Exercise Price (defined below). The Options are intended to be nonqualified stock options and will not be treated as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.
3.    Terms and Conditions.
(a)    Exercise Price. The exercise price per Share with respect to the Options shall be $[●], which is the Fair Market Value of a Share on the Grant Date.
(b)    Option Term. Subject to earlier termination as provided herein, the Options shall expire on the tenth (10th) anniversary of the Grant Date (the “Expiration Date”).
(c)    Vesting.

(i)    All of the Options shall initially be unvested. All of the Options shall be subject to the following vesting schedule, and, except as otherwise provided in this Section 2(c), if the Grantee terminates employment for any reason prior to any given Vesting Date identified below, the Grantee shall forfeit any unvested Options upon such termination of employment.

Vesting Date	Percentage of Option Vested
March 6, 2018	25%
March 6, 2019	25%
March 6, 2020	25%
March 6, 2021	25%

(ii)    If the Grantee’s employment is terminated by the Company for Cause (as defined in the Executive Severance Agreement by and between the Executive and the Company, dated [●] (the “Severance Agreement”) or a resignation by the Grantee without Good Reason (as defined in the Severance Agreement), all of the unvested Options will be forfeit upon such termination of employment.
(iii)    If the Grantee’s employment is terminated by the Company without Cause or by the Grantee with Good Reason or due to death or Disability (as defined in the Severance Agreement), any of the Options not previously vested shall vest in full on the date of such termination of employment.
(d)    Termination.
(i)     The Options (to the extent not otherwise forfeited) shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect upon the earliest of:
(A)    The Expiration Date;
(B)    The first anniversary of the date of the Grantee’s termination of employment due to death or Disability;
(C)    The ninetieth (90th) day following the Grantee’s termination of employment without Cause or due to the Grantee’s resignation;
(D)    The date of the Grantee’s termination of employment in the case of a termination for Cause.
4.    Exercise. The Option may be exercised either for the total number of Shares vested, or for less than the total number of Shares subject to the vested Option. The Options may be exercised only by written notice delivered in accordance with, and payment of the Exercise Price may be made pursuant to any of the methods described in, Section 8.4(b) of the Plan. Upon receipt of notice of exercise and full payment of the aggregate consideration for the Shares in respect of which the Option is being exercised, the Company, or the Company’s agent, shall take such action as may be necessary to effect the transfer to the Grantee the number of Shares as to which the exercise was effective.
5.    Taxes.
(a)    This Section 5(a) applies only to (i) all Grantees who are U.S. employees, and (ii) to those Grantees who are employed by a Subsidiary of the Company that is obligated under applicable local law to withhold taxes with respect to the exercise of the Options. The Grantee shall pay to the Company or a designated Subsidiary, promptly upon request, and in any event at the time the Grantee recognizes taxable income with respect to the Options, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Options. Consistent with the provisions set forth in Section 14.4 of the Plan, the Grantee may satisfy the foregoing requirement by making a payment to the Company in cash or by delivering already owned unrestricted Shares or by having the Company withhold a number of Shares in which the Grantee would otherwise be issued upon exercise of the Options, in each case, having a value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at Fair Market Value on the date as of which the amount of tax to be withheld is determined.
(b)    The Grantee acknowledges that the tax laws and regulations applicable to the Options and the disposition of the shares following the settlement of Options are complex and subject to change.
6.    Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Options by any holder thereof in violation of the provisions of this Agreement or the Certificate of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any shares resulting from the exercise of any of the Options on its books nor will any of such shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce such provisions.
7.    No Rights as a Shareholder. The Grantee has no right to receive or accrue any dividends or dividend equivalents with respect to the Options. The Grantee shall not possess the right to vote the shares underlying the Options until the Options have been exercised in accordance with the provisions of this Agreement and the Plan, the Grantee has paid the full aggregate Exercise Price for the number of Shares in respect of which the Option was exercised and made arrangements acceptable to the Company for the payment of applicable withholding taxes and the Company has issued and delivered the Shares to the Grantee.
8.    Compliance with Legal Requirements. The grant of the Options, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, state, and foreign laws, rules, and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Shares as the Committee may consider appropriate and may require the Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules, and regulations.
9.    Survival of Terms. This Agreement shall apply to and bind the Grantee and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.
10.    Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Grantee, to the Grantee’s attention at the mailing address the Grantee shall have specified to the Company in writing and, if to the Company, to the Company’s office at 1 Lands’ End Lane, Dodgeville, Wisconsin 53595, Attention: General Counsel (or to such other address as the Company shall have specified to the Grantee in writing). All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, on the fifth (5th) day after the day on which such notice is mailed.
11.    Waiver. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

12.    Authority of the Administrator. The Committee shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive. Notwithstanding the foregoing, any classification of employment termination shall be resolved in accordance with the terms of the Severance Agreement.
13.    Representations. The Grantee has reviewed with the Grantee’s own tax advisors the applicable tax (U.S., foreign, state, and local) consequences of the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.
14.    Entire Agreement; Governing Law. This Agreement and the Plan and the other related agreements expressly referred to herein set forth the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.
15.    Clawback Policy. The Options are subject to the terms of the Severance Agreement, and, to the extent required by applicable law, any Company recoupment, clawback, or similar policy related to financials as it may be in effect from time to time, any of which could, in certain circumstances, require repayment or forfeiture of the Options or any Shares or other cash or property received with respect to the Options (including any value received from a disposition of the Shares acquired upon exercise of the Options).
16.    Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.
17.    Amendments; Construction. The Committee may amend the terms of this Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Grantee hereunder without the Grantee’s consent. Headings to Sections of this Agreement are intended for convenience of reference only, are not part of the Options and shall have no effect on the interpretation hereof.
18.    Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provision hereof and thereof, and accepts the Options subject to all the terms and conditions of the Plan and this Agreement. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement.
19.    Miscellaneous.
(a)    No Rights to Grants or Continued Employment. The Grantee acknowledges that the award granted under this Agreement is not an employment right, and is being granted at the sole discretion of the

Committee. The Grantee shall not have any claim or right to receive grants of awards under the Plan. Neither the Plan nor this Agreement, nor any action taken or omitted to be taken hereunder or thereunder, shall be deemed to create or confer on the Grantee any right to be retained as an employee of the Company or any Subsidiary thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary thereof to terminate the employment of the Grantee at any time.
(b)    No Restriction on Right of Company to Effect Corporate Changes. Neither the Plan nor this Agreement shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred, or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise. In such event, any adjustment shall be made in accordance with Section 12 of the Plan.
(c)    Assignment. The Company shall have the right to assign any of its rights and to delegate any of its duties under this Agreement to any of its Affiliates.
THIS AGREEMENT SHALL BE NULL AND VOID AND UNENFORCEABLE BY THE GRANTEE UNLESS SIGNED AND DELIVERED TO THE COMPANY NOT LATER THAN FIVE (5) DAYS SUBSEQUENT TO THE GRANT DATE.
BY SIGNING THIS AGREEMENT, THE GRANTEE IS HEREBY CONSENTING TO THE PROCESSING AND TRANSFER OF THE GRANTEE’S PERSONAL DATA BY THE COMPANY TO THE EXTENT NECESSARY TO ADMINISTER AND PROCESS THE AWARDS GRANTED UNDER THIS AGREEMENT.
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Grantee has executed this Agreement, both as of the day and year first above written.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Nonqualified Stock Option Agreement as of the date first above written.

COMPANY

LANDS’ END, INC.

By:	/s/ Kelly Ritchie
Name: Kelly Ritchie
Title: Senior Vice President, Employee and Customer Services

GRANTEE

By:	/s/ Jerome S. Griffith
Name: Jerome S. Griffith